UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2020

Switchback Energy Acquisition Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39004	84-1747686
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

5949 Sherry Lane, Suite 1010 Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

(214) 368-0821
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one warrant	SBE.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	SBE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	SBE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2020, the board of directors (the “Board”) of Switchback Energy Acquisition Corporation, a Delaware corporation (the “Company”), increased the size of the Board from seven directors to eight directors and appointed Ray Kubis to fill the vacancy resulting therefrom. The Board has determined that Mr. Kubis is an “independent director” as defined in the New York Stock Exchange (“NYSE”) listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Under the NYSE listing standards and applicable SEC rules, the Company had one year from the date of its initial public offering to have the Board’s Audit Committee be comprised solely of independent members. Prior to Mr. Kubis’s appointment, one of the members of the Board’s Audit Committee, Scott Gieselman, was not independent. In connection with Mr. Kubis’s appointment to the Board, Mr. Kubis will replace Mr. Gieselman as a member of the Board’s Audit Committee. In connection with Mr. Kubis’s appointment, the Board determined that Mr. Kubis is “financially literate” in accordance with applicable NYSE rules.

Ray Kubis, age 66, has served as a director of Gridtential Energy, Inc., an inventor and developer of battery technology (“Gridtential”), since October 2015. Mr. Kubis has served as the Chairman of Gridential since November 2016. From June 2013 to October 2015 Mr. Kubis served as President, and from June 2013 to January 2020 Mr. Kubis served as a member of the Board of Directors of ECO-BAT Technologies Limited, which collects, recycles and produces products to the battery, mining and other industries. From March 2002 through January 2013, Mr. Kubis served as President—Europe, Middle East and Africa of EnerSys, a manufacturer, marketer and distributor of industrial batteries. From October 1998 to March 2002, Mr. Kubis was Vice President, General Manager, for the Energy Storage Group of Invensys plc. He has also worked in senior leadership positions with Johnson Controls and Exide in the automotive battery industry. Mr. Kubis received his Master of Business Administration degree from The Wharton School of the University of Pennsylvania and his Bachelor of Science degree in Accounting from the University of Illinois. Mr. Kubis is well-qualified to serve as a director due to his extensive experience in various leadership roles throughout the transportation and industrial battery industries.

In connection with his appointment to the Board, the Company entered into an Insider Letter Acknowledgment and Agreement with Mr. Kubis, a copy of which is attached hereto as Exhibit 10.1. The Company also entered into an Indemnification Agreement with Mr. Kubis, a copy of which is attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Insider Letter Acknowledgment and Agreement, dated July 24, 2020, between the Company and Ray Kubis
10.2	Indemnification Agreement, dated July 24, 2020, between the Company and Ray Kubis

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWITCHBACK Energy Acquisition CORPORATION

Date: July 27, 2020	By:	/s/ Jim Mutrie
	Name:	Jim Mutrie
	Title:	Chief Commercial Officer, General Counsel and Secretary

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